EXHIBIT 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 26, 2024, by and among (a) SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST
COMPANY (“Bank”) and (b) (i) INNOVID LLC, a Delaware limited liability company with its principal place of business located at 30 Irving Place 12th Floor New York, NY 10003 (“Innovid LLC”), and (ii) TV SQUARED INC, a Delaware corporation with its principal place of business located at 30 Irving Place 12th Floor New York, NY 10003 (“TV Squared”). Innovid LLC and TV Squared, are hereinafter jointly, severally, individually and collectively, “Borrower”).

1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 4, 2022, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of August 4, 2022, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of August 2, 2023 (as has been and as may further be amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property,
(a) the Collateral, as defined in the Loan Agreement, (b) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of August 4, 2022 between Innovid LLC and Bank (the “Innovid LLC IP Security Agreement”), (c) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of August 4, 2022 between TV Squared and Bank (the “TV Squared IP Security Agreement”), and (d) the Secured Sums as defined in that certain Deed of Pledge dated as of October 25, 2012 executed and delivered by Innovid LLC to Bank (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.DESCRIPTION OF CHANGE IN TERMS.

A.Modifications to Loan Agreement.

1The Loan Agreement shall be amended by deleting the following, appearing in Section 1.5 thereof:

“    (b) Termination Fee. Upon termination of this Agreement or the termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to Five Hundred Thousand Dollars ($500,000) (i.e., 1% of the Revolving Line) (the “Termination Fee”), which shall be fully earned and non-refundable as of such date; provided that the Termination Fee shall not be charged if the credit facility hereunder is replaced with a new facility from Bank;”

and inserting in lieu thereof the following: “    (b) Reserved.

2The Loan Agreement shall be amended by deleting the following, appearing in Section 5.3 thereof:
“    (d) Board Materials. Copies of all material notices minutes, consents, presentations and other material materials and information that it provides to its board of directors at the same time they are delivered to the directors;”

and inserting in lieu thereof the following: “    (d)    Reserved.”
3The Loan Agreement shall be amended by deleting the following, appearing in Section 5.4(c) thereof:

“Subject to Bank’s right to maintain a reserve pursuant to Section 5.4(d), all amounts received in the Cash Collateral Account shall be applied to immediately reduce the Obligations under the Revolving Line (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts).”

and inserting in lieu thereof the following:

“Subject to Bank’s right to maintain a reserve pursuant to Section 5.4(d), all amounts received in the Cash Collateral Account shall be so long as no Event of Default exists, transferred on a daily basis to Borrower’s operating account with Bank.”

4The Loan Agreement shall be amended by deleting the following, appearing in Section
5.10 thereof:

“    (b) Adjusted EBITDA. Maintain at all times, to be tested as of the last day of each calendar quarter, Adjusted EBITDA, calculated on a consolidated basis with respect to Parent and its Subsidiaries (which shall in all cases include Borrower), in an amount equal to at least the amount set forth in the table below corresponding to such calendar quarter:

Period	Minimum Adjusted EBITDA
Calendar quarter ending on March 31, 2022	($3,500,000)
Calendar quarter ending on June 30, 2022	$750,000
Calendar quarter ending on September 30, 2022	$1,500,000
Calendar quarter ending on December 31, 2022	$3,000,000
Calendar quarter ending on March 31, 2023	($3,500,000)
Calendar quarter ending on June 30, 2023	($1,000,000)
Calendar quarter ending on September 30, 2023	$750,000

Calendar quarter ending on December 31, 2023	$750,000
Calendar quarter ending on March 31, 2024	($3,000,000)
Calendar quarter ending on June 30, 2024	$3,250,000
Calendar quarter ending on September 30, 2024	$750,000
Calendar quarter ending on December 31, 2024	$6,500,000

With respect to any period ending after December 31, 2023, the EBITDA levels applicable to such period shall be determined by Bank, in its sole discretion, until December 31, 2023 based upon, among other factors, budgets, sales projections, operating plans and other financial information of Borrower that Bank deems relevant, including, without limitation, Borrower’s financial projections. With respect thereto: Borrower’s failure to deliver to Bank, on or before December 1, 2023 Borrower’s budgets, sales projections, operating plans and other financial information of Borrower that Bank deems relevant and reasonably requested by Bank prior to such date, including, without limitation, Borrower’s quarterly and annual financial projections, together with any related business forecasts used in the preparation of such projections, with respect to Borrower’s 2024 fiscal year, shall result in an immediate Event of Default for which there shall be no grace or cure period.”

and inserting in lieu thereof the following:

“    (b) Adjusted EBITDA. Maintain at all times, to be tested as of the last day of each calendar quarter, Adjusted EBITDA, calculated on a consolidated basis with respect to Parent and its Subsidiaries (which shall in all cases include Borrower), in an amount equal to at least the amount set forth in the table below corresponding to such calendar quarter:

Period	Minimum Adjusted EBITDA
Calendar quarter ending on March 31, 2022	($3,500,000)
Calendar quarter ending on June 30, 2022	$750,000
Calendar quarter ending on September 30, 2022	$1,500,000
Calendar quarter ending on December 31, 2022	$3,000,000
Calendar quarter ending on March 31, 2023	($3,500,000)
Calendar quarter ending on June 30, 2023	($1,000,000)
Calendar quarter ending on September 30, 2023	$750,000

Calendar quarter ending on December 31, 2023	$750,000
Calendar quarter ending on March 31, 2024	($3,000,000)
Calendar quarter ending on June 30, 2024	$2,000,000.00
Calendar quarter ending on September 30, 2024	$4,000,000.00
Calendar quarter ending on December 31, 2024	$5,000,000.00
Calendar quarter ending on March 31, 2025	$5,000,000.00
Calendar quarter ending on June 30, 2025	$7,500,000.00
Calendar quarter ending on September 30, 2025	$7,500,000.00
Calendar quarter ending on December 31, 2025	$8,500,000.00
Calendar quarter ending on March 31, 2026	$8,500,000.00
Calendar quarter ending on June 30, 2026	$10,000,000.00
Calendar quarter ending on September 30, 2026	$10,000,000.00
Calendar quarter ending on December 31, 2026	$10,000,000.00
Calendar quarter ending on March 31, 2027	$10,000,000.00
Calendar quarter ending on June 30, 2027	$10,000,000.00

Notwithstanding the foregoing, Bank will not test the financial covenant set forth in this Section 5.10(b) for any calendar quarter with respect to which Borrower has provided evidence, satisfactory to Bank in its sole discretion, that Borrower had AQR, calculated on a consolidated basis with respect to Parent and its Subsidiaries (which shall in all cases include Borrower), greater than or equal to 1.50 to 1.00 at all times for such calendar quarter; provided, however if Borrower’s AQR, calculated on a consolidated basis with respect to Parent and its Subsidiaries (which shall in all cases include Borrower) is at any time, less than
1.50 to 1.00 in any calendar quarter, Borrower shall have also maintained at all times, in the immediately preceding calendar quarter, as of the last day of such calendar quarter, the required minimum Adjusted EBITDA level set forth above for such calendar quarter.”

5The Loan Agreement shall be amended by deleting the following definition, appearing in Section 12.2 thereof:

“    “Adjusted EBITDA” means, as determined in accordance with GAAP, calculated on a consolidated basis with respect to Parent and its Subsidiaries (which shall in all cases include Borrower), (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income, (i) Interest Expense, (ii) depreciation amortization and impairment expense, (iii) income tax expense, (iv) non-cash stock-based compensation, (v) non-recurring expenses solely with respect to (A) Borrower’s calendar quarters ending June 30, 2023, September 30, 2023 and December 31, 2023, in an aggregate amount not to exceed $1,000,000.00 in any such calendar quarter and $2,500,000.00 in the aggregate for all addbacks for the calendar quarters ending June 30, 2023, September 30, 2023 and December 31, 2023 measured together, and (B) the fiscal year ending December 31, 2024, in an aggregate amount not to exceed $750,000.00 in any calendar quarter and
$2,000,000.00 in the aggregate for all such addbacks in such fiscal year measured together, (vi) one (1) time expenses approved by Bank in writing in its sole discretion, and (vii) non-cash finance expenses, minus (c) fees and expenses related to capitalized software, plus (d) to the extent included in the calculation of Net Income, non-cash finance income.”

and inserting in lieu thereof the following:

“    “Adjusted EBITDA” means, as determined in accordance with GAAP, calculated on a consolidated basis with respect to Parent and its Subsidiaries (which shall in all cases include Borrower), (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income, (i) Interest Expense, (ii) depreciation amortization and impairment expense, (iii) income tax expense, (iv) non-cash stock-based compensation, (v) non-recurring expenses solely with respect to (A) Borrower’s calendar quarters ending June 30, 2023, September 30, 2023 and December 31, 2023, in an aggregate amount not to exceed $1,000,000.00 in any such calendar quarter and $2,500,000.00 in the aggregate for all addbacks for the calendar quarters ending June 30, 2023, September 30, 2023 and December 31, 2023 measured together, and (B) the fiscal years ending December 31, 2024, December 31, 2025, December 31, 2026 and December 31, 2027 in an aggregate amount not to exceed $750,000.00 in any calendar quarter and $2,000,000.00 in the aggregate for all such addbacks in such fiscal year measured together, (vi) one
(1)time expenses approved by Bank in writing in its sole discretion, and (vii) non- cash finance expenses, minus (c) fees and expenses related to capitalized software, plus (d) to the extent included in the calculation of Net Income, non-cash finance income.”

6Schedule 1 of the Loan Agreement is amended by deleting the following text appearing therein:

12.2 – “Revolving Line Maturity Date”	“Revolving Line Maturity Date” is June 30, 2025.

and inserting in lieu thereof the following:

12.2 – “Revolving Line Maturity Date”	“Revolving Line Maturity Date” is June 30, 2027.

B.The Compliance Statement appearing as Exhibit A to the Loan Agreement is hereby deleted and replaced with the Compliance Statement attached as Schedule 1 hereto.

4.FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to Forty Thousand Dollars ($40,000.00), which fee shall be fully earned, due and payable on the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.RATIFICATION OF PERFECTION CERTIFICATES.

A.Innovid LLC hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in that certain Perfection Certificate of Innovid LLC dated as of August 2, 2023 (the “Innovid LLC Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Innovid LLC provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

B.TV Squared hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in that certain Perfection Certificate of TV Squared dated as of August 2, 2023 (the “TV Squared Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information TV Squared provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.RATIFICATION OF IP SECURITY AGREEMENTS.

A.Innovid LLC hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Innovid LLC IP Security Agreement, and acknowledges, confirms and agrees that the Innovid LLC IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the Innovid LLC IP Security Agreement, and shall remain in full force and effect.

B.TV Squared hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the TV Squared IP Security Agreement, and acknowledges, confirms and agrees that the TV Squared IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the TV Squared IP Security Agreement, and shall remain in full force and effect.

7.CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.RELEASE BY BORROWER.

A.FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Loan Modification Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Loan Modification Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

1Except as expressly stated in this Loan Modification Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Loan Modification Agreement.

2Borrower has made such investigation of the facts pertaining to this Loan Modification Agreement and all of the matters appertaining thereto, as it deems necessary.

3The terms of this Loan Modification Agreement are contractual and not a mere recital.

4This Loan Modification Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Loan Modification Agreement is signed freely, and without duress, by Borrower.

5Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

10.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

12.ELECTRONIC EXECUTION OF DOCUMENTS. The words “ execution,” “ signed,” “ signature” and words of like import in this Loan Modification Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

13.GOVERNING LAW. This First Loan Modification Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as of the date first written above.

BANK:

FIRST-CITIZENS BANK & TRUST COMPANY

By /s/ Sameer Paul

Name: Sameer Paul Title: Director

BORROWER:

INNOVID LLC

By /s/ Anthony Callini

Name: Anthony Callini Title: Chief Financial Officer TV SQUARED INC

By /s/ Anthony Callini

Name: Anthony Callini Title: Director

SCHEDULE 1

EXHIBIT A COMPLIANCE STATEMENT

TO:    SILICON VALLEY BANK,    Date:
a division of First-Citizens Bank & Trust Company FROM:    INNOVID LLC and TV SQUARED INC

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending    with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes	No
Quarterly financial statements (income statement, cash flow, and balance sheet)	Quarterly, when reported to the SEC
Annual financial statements (CPA Audited)	FYE within 180 days	Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No
Annual operating budgets, Capitalization table and projections	as soon as available, at least annually, and within 10 days following board approval, and as revised	Yes	No
The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Adjusted Quick Ratio (at all times; tested monthly)	1.30:1.00	:1.00	Yes No
Minimum Adjusted EBITDA (at all times; tested quarterly)	*	$	Yes No N/A**

*As set forth in Section 5.10(b) of the Agreement.
**Testing subject to Section 5.10(b) of the Agreement.

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.Adjusted Quick Ratio (tested monthly on a consolidated basis for Parent and its Subsidiaries (which shall in all cases include Borrower)) (Section 5.10 (a))

Required: > 1.30:1.00

Actual:

A.	Aggregate value of the unrestricted and unencumbered cash of Parent and its Subsidiaries (which shall in all cases include Borrower) maintained with Bank	$
B.	Aggregate value of Borrower’s cash maintained at financial institutions other than Bank, so long as such account is subject to a Control Agreement satisfactory to Bank in its sole discretion	$
C.	Aggregate value of the net billed accounts receivable of Parent and its Subsidiaries (which shall in all cases include Borrower)	$
D.	Quick Assets (the sum of lines A, B, and C)	$
E.	Aggregate value of obligations and liabilities of Parent and its Subsidiaries (which shall in all cases include Borrower) to Bank	$
F.	Aggregate value of liabilities of Parent and its Subsidiaries (which shall in all cases include Borrower) that matures within one (1) year	$
G.	Current Liabilities (the sum of line E and F)	$
H.
Aggregate value of all amounts received or invoiced by Parent and its Subsidiaries (which shall in all cases include Borrower) in advance of performance under contracts and not yet recognized as revenue
$
I.	Line G minus line H	$
J.	Adjusted Quick Ratio (line D divided by line I)	$

Is line J equal to or greater than the ratio set forth above?

     No, not in compliance          Yes, in compliance

II.Adjusted EBITDA (tested monthly on a consolidated basis for Parent and its Subsidiaries (which shall in all cases include Borrower)) (Section 5.10 (b))

Required: See chart below

Period	Minimum Adjusted EBITDA
Calendar quarter ending on March 31, 2022	($3,500,000)
Calendar quarter ending on June 30, 2022	$750,000
Calendar quarter ending on September 30, 2022	$1,500,000
Calendar quarter ending on December 31, 2022	$3,000,000
Calendar quarter ending on March 31, 2023	($3,500,000)
Calendar quarter ending on June 30, 2023	($1,000,000)
Calendar quarter ending on September 30, 2023	$750,000
Calendar quarter ending on December 31, 2023	$750,000
Calendar quarter ending on March 31, 2024	($3,000,000)
Calendar quarter ending on June 30, 2024	$2,000,000.00
Calendar quarter ending on September 30, 2024	$4,000,000.00
Calendar quarter ending on December 31, 2024	$5,000,000.00
Calendar quarter ending on March 31, 2025	$5,000,000.00
Calendar quarter ending on June 30, 2025	$7,500,000.00
Calendar quarter ending on September 30, 2025	$7,500,000.00
Calendar quarter ending on December 31, 2025	$8,500,000.00
Calendar quarter ending on March 31, 2026	$8,500,000.00
Calendar quarter ending on June 30, 2026	$10,000,000.00
Calendar quarter ending on September 30, 2026	$10,000,000.00
Calendar quarter ending on December 31, 2026	$10,000,000.00
Calendar quarter ending on March 31, 2027	$10,000,000.00
Calendar quarter ending on June 30, 2027	$10,000,000.00

Actual:

A.Net Income    $
B.To the extent included in the determination of Net Income

1.Interest Expense    $

2.Income tax expense    $

3.Depreciation expense    $

4.Amortization and impairment expense    $

5.Non-cash stock-based compensation    $

6.non-recurring expenses solely with respect to (a) Borrower’s calendar quarters    $     ending June 30, 2023, September 30, 2023 and December 31, 2023, in an
aggregate amount not to exceed $1,000,000.00 in any such calendar quarter and $2,500,000.00 in the aggregate for all addbacks for the calendar quarters ending June 30, 2023, September 30, 2023 and December 31, 2023 measured together, and (b) the fiscal years ending December 31, 2024, December 31, 2025, December 31, 2026 and December 31, 2027, in an aggregate amount not to exceed $750,000.00 in any calendar quarter and $2,000,000.00 in the aggregate for all such addbacks in such fiscal year measured together

7.One (1) time expenses approved by Bank in writing in its sole discretion    $

8.Non-cash finance expenses    $

9.The sum of lines 1 through 8    $

C.Capitalized Software Costs    $

D.Non-cash finance income    $

E.Adjusted EBITDA (the sum of lines A and B, minus line C, minus Line D)    $

Is line E equal to or greater than    *?

*As set forth in the chart above.

     No, not in compliance          Yes, in compliance         N/A**

** Testing subject to Section 5.10(b) of the Agreement.